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Exhibit 99.3

        FORM OF CLIENT LETTER

AAR CORP.

Offer to Exchange $175,000,000 of 7 1/4% Senior Notes due 2022
Registered under the Securities Act of 1933 for
An Equal Amount of Outstanding 7 1/4% Senior Notes due 2022
Pursuant to the Prospectus dated                                      ,

To Our Clients:

        Enclosed for your consideration is a prospectus, dated,                                      ,              (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of AAR CORP. (the "Company") to exchange its 7 1/4% Senior Notes due 2022 and the associated guarantees (together, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's outstanding 7 1/4% Senior Notes due 2022 and the associated guarantees (together, the "Original Notes") issued on January 23, 2012, which have not been registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreements, dated as of January 23, 2012, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at                  p.m., Eastern time, on                          , 2013, unless extended by the Company (the "Expiration Date"). Any Original Notes tendered pursuant to each applicable Exchange Offer may be withdrawn at any time before              p.m., Eastern time, on the Expiration Date.

        The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

        Your attention is directed to the following:

        1.     The Exchange Offer is for any and all Original Notes.

        2.     The Exchange Offer are subject to conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

        3.     The Exchange Offer expires at          p.m., Eastern time, on the Expiration Date, unless extended by the Company.

        4.     Any transfer taxes incident to the transfer of the Original Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        IF YOU WISH TO TENDER YOUR ORIGINAL NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER, ON WHICH YOU ARE REFERRED TO AS THE UNDERSIGNED BENEFICIAL OWNER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

        If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes in your account.

        Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Original Notes held by us for your account.

        Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned beneficial owner acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by AAR CORP., with respect to its Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned beneficial owner, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal. Please tender the Original Notes held by you for the account of the undersigned beneficial owner as indicated below:

        The aggregate principal amount of Original Notes held by you for the account of the undersigned beneficial owner is:

$                                      (fill in amount).

        With respect to the Exchange Offer, the undersigned beneficial owner hereby instructs you (check appropriate box):

        ☐ To TENDER the following aggregate principal amount of Original Notes held by you for the account of the undersigned beneficial owner (insert principal amount of Original Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof to be tendered): $

        ☐ NOT to TENDER any Original Notes held by you for the account of the undersigned beneficial owner.

        If the undersigned beneficial owner instructs you to tender the Original Notes held by you for such person's account, it is understood that you are authorized (a) to make, on behalf of the undersigned beneficial owner (and the undersigned beneficial owner, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Original Notes, (b) to make such agreements, representations and warranties, on behalf of the undersigned beneficial owner, as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Original Notes.

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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  Exhibit 99.3
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER